U.S. Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2001

                       Commission File Number: 33-55254-26

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     33-55254-26               87-0438640
(State  or  other  jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation  or  organization)                             Identification No.)

            200 Madonna Blvd., Tierra Verde, FL 33715 (727-866-3660)
                   (Registrant's Address and Telephone Number)


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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

Not  applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

Not  applicable.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.

ITEM  5.  OTHER  EVENTS

On February 14, 2001, Registrant entered into a Consulting and Licensing Agreement ('Agreement')with Richard L. McBride ('Mr. McBride'), a copy of which is attached herein in Item 7 as Exhibit '10'. Mr. McBride, who is the
Registrant's President as well as a Director, has developed and filed in his name individually, certain patents, patent applications and provisional patent applications. The Registrant as 'Licensee' and Mr. McBride as 'Licensor', have set forth the terms and conditions with respect to the granting of the licensing rights in 'Schedule B: Conditions of License', which has been incorporated into the Agreement by reference and is attached herein in Item 7 as Exhibit '10'. This exhibit includes a list of those specific patents, patent applications and provisional patent applications which shall be included in the Agreement. Further, Mr. McBride has been, to date, providing Registrant with continuous consulting services since the Company's inception. As consideration for retaining Mr. McBride's continuing consulting services, and obtaining the licensing rights from Mr. McBride regarding the aforementioned patents, patent applications and provisional patent applications, the Registrant issued to Mr. McBride 1,000,000 restricted shares of the Registrant's common stock. The term of the Agreement shall be up and through March 31, 2003. The initial term of the licensing rights shall be for fourteen (14) contiguous years from the date herein. This Agreement shall supercede any and all other agreements between Registrant and Mr. McBride regarding these specific patents, patent applications and provisional patent applications. Mr. McBride understands that the 1,000,000 shares are restricted securities within the meaning of Rule 144 of the general Rules and Regulations under the Securities Act of 1993, as amended, as well as all applicable state statues.

ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS

Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

- Consulting and Licensing Agreement ("Agreement")between Registrant and Richard
L.  McBride
dated  February  14,  2001.

- Schedule B: Conditions of License between Registrant and Richard L. McBride dated February 14, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 19, 2000.


Seaview  Video  Technology,  Inc.


By:/s/  _____________________________________
     Richard  L.  McBride,  President  &  Director


By:/s/  _____________________________________
     R.J.  Cox,  Secretary,  Treasurer  &  Director